                                                                   EXHIBIT 99.13


                                UNAUDITED GENLYTE THOMAS GROUP LLC PRO FORMA CONSOLIDATED STATEMENT
                                                             OF INCOME
                                               For the Six Months Ended July 4, 1998
                                                          (in thousands)

                                                                                                Pro Forma
                                                             Pro Forma                           Genlyte
                                         Historical            Thomas       Transaction          Thomas
                                          Genlyte             Lighting (a)  Adjustments         Group LLC
                                         ---------           ------------   ------------       ----------
Net Sales                                $ 260,451           $    198,567   $        -         $  459,018
 Cost of Sales                             170,282                136,500            400   (b)    307,182
Gross Profit                                90,169                 62,067           (400)         151,836
 Selling & Administrative Expenses          66,205                 53,137            132   (c)    119,074
                                                                                    (500)  (d)
                                                                                     100   (b)
Operating Profit                            23,964                  8,930           (132)          32,762
 Interest Expense, net                       1,824                    639            -              2,463
 Other Non-Operating Expenses                    -                    365            -                365
Income Before Income Taxes                  22,140                  7,926           (132)          29,934
  Income Tax Provision                       9,519                    -           (9,519)  (e)        -
                                         ---------           ------------   ------------       ----------
Net Income                               $  12,621           $      7,926   $      9,387       $   29,934
                                         =========           ============   ============       ==========



                                THESE PRO FORMA FINANCIAL STATEMENTS DO NOT REFLECT THE SYNERGIES
                               EXPECTED TO RESULT FROM THE TRANSACTION OR THE RELATED SYNERGY COSTS.
